UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 28, 2018
(Date of earliest event reported)

CSAIL 2017-CX10 Commercial Mortgage Trust

(Exact name of issuing entity)

(Central Index Key Number 0001720474)

Column Financial, Inc.

(Central Index Key Number 0001628601)

Natixis Real Estate Capital LLC

(Central Index Key Number 0001542256)
BSPRT Finance, LLC

(Central Index Key Number 0001722518)
Benefit Street Partners CRE Finance LLC

(Central Index Key Number 0001632269)

(Exact name of sponsor as specified in its charter)

Credit Suisse Commercial Mortgage Securities Corp.

(Exact name of registrant as specified in its charter)

(Central Index Key Number 0001654060)

Delaware	333- 207361-07	47-5115713
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11 Madison Avenue New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (212) 325-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

Item 6.02.          Change of Servicer or Trustee.

On November 30, 2017, Credit Suisse Commercial Mortgage Securities Corp. (the “Depositor”) caused the issuance, pursuant to a pooling and servicing agreement, dated as of November 1, 2017 (the “Pooling and Servicing Agreement”), among Credit Suisse Commercial Mortgage Securities Corp., as depositor (the “Registrant”), KeyBank National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, of the CSAIL 2017-CX10 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CX10. The Certificates represent, in the aggregate, the entire beneficial ownership in the CSAIL 2017-CX10 Commercial Mortgage Trust (the “Issuing Entity”), a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The assets of the Issuing Entity consist primarily of 31 fixed-rate commercial mortgage loans (the “Mortgage Loans”) secured by first liens on 76 commercial and multifamily properties.

The Mortgage Loan secured by the mortgaged property identified as “Centre 425 Bellevue” on Exhibit B to the Pooling and Servicing Agreement (the “Centre 425 Bellevue Mortgage Loan”), which is an asset of the Issuing Entity, is part of a whole loan (the “Centre 425 Bellevue Whole Loan”) that includes two (2) additional pari passu promissory notes and one additional subordinate companion loan that are not assets of the Issuing Entity (the “Centre 425 Bellevue Companion Loans”). On February 23, 2018, the Centre 425 Bellevue Companion Loans designated as Note A-1 and Note B were included in the NCMS 2018-ALXA securitization transaction. Beginning on that date, the Centre 425 Bellevue Whole Loan, including the Centre 425 Bellevue Mortgage Loan, will be primarily and specially serviced pursuant to the NCMS 2018-ALXA trust and servicing agreement (the “NCMS 2018-ALXA Trust and Servicing Agreement”), dated as of February 23, 2018, by and among Natixis Commercial Mortgage Securities LLC, as depositor, Wells Fargo Bank, National Association, as servicer, AEGON USA Realty Advisors, LLC, as special servicer (the “NCMS 2018-ALXA Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator, and Wilmington Trust, National Association, as trustee. The NCMS 2018-ALXA Trust and Servicing Agreement is attached hereto as Exhibit 4.1.

The terms and conditions of the NCMS 2018-ALXA Trust and Servicing Agreement applicable to the servicing of the Centre 425 Bellevue Mortgage Loan are substantially similar to the terms and conditions of the Pooling and Servicing Agreement applicable to the servicing of the other Mortgage Loans, as described under “Pooling and Servicing Agreement” in the prospectus filed by the Issuing Entity pursuant to Rule 424(b)(2) with respect to the Certificates on November 20, 2017; provided that the NCMS 2018-ALXA Trust and Servicing Agreement does not provide for an operating advisor, and thus no party to the NCMS 2018-ALXA Trust and Servicing Agreement will be required to (i) generally review the actions of the NCMS 2018-ALXA Special Servicer with respect to the Centre 425 Bellevue Whole Loan, (ii) prepare annual reports regarding the Centre 425 Bellevue Whole Loan prior to the occurrence and continuance of a control termination event under the NCMS 2018-ALXA Trust and Servicing Agreement, (iii) upon determining that (a) the NCMS 2018-ALXA Special Servicer is not adequately performing its duties under the NCMS 2018-ALXA Trust and Servicing Agreement or otherwise not acting in accordance with the relevant servicing standard and (b) the replacement of the NCMS 2018-ALXA Special Servicer would be in the best interests of the NCMS 2018-ALXA certificateholders as a collective whole, recommend the replacement of the NCMS 2018-ALXA Special Servicer or (iv) consult with the NCMS 2018-ALXA Special Servicer prior to the occurrence of a control termination event under the NCMS 2018-ALXA Trust and Servicing Agreement. In addition, the special servicing fees, work-out fees and liquidations fees payable to the NCMS 2018-ALXA Special Servicer with respect to the Centre 425 Bellevue Whole Loan will be generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing Agreement, except that the special servicing fee will not be subject to a minimum amount requirement should the Centre 425 Bellevue Whole Loan become a specially serviced loan.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
Exhibit 4.1	Trust and Servicing Agreement, dated as of February 23, 2018, by and among Natixis Commercial Mortgage Securities LLC, as depositor, Wells Fargo Bank, National Association, as servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, and Wilmington Trust, National Association, as trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2018	CREDIT SUISSE COMMERCIAL MORTGAGE SECURITIES CORP. (Registrant)

	By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Trust and Servicing Agreement, dated as of February 23, 2018, by and among Natixis Commercial Mortgage Securities LLC, as depositor, Wells Fargo Bank, National Association, as servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, and Wilmington Trust, National Association, as trustee.	(E)